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                                                                   EXHIBIT 23.2




                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Sepracor Inc. on Form S-8, relating to the 1996 Employee Stock Purchase Plan, of our report dated February 27, 1996, except as to the information contained in Notes K and S, for which the date is March 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Sepracor Inc.



                                                  /S/ COOPERS & LYBRAND L.L.P.
                                                  ----------------------------
                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 31, 1996